                                                                   Exhibit 10.35


                       MASTER TECHNOLOGY LICENSE AGREEMENT

                                     between

                               KYOCERA CORPORATION

                                       and

                          PEERLESS SYSTEMS CORPORATION

Kyocera/Peerless Master Technology Agreement
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                       Master Technology License Agreement

This Master Technology License Agreement ("this Agreement") is entered into as of April 1, 1997, by and between Kyocera Corporation with offices at 2-14-9 Tamagawadai, Setagaya-ku, Tokyo 158, Japan (hereinafter referred to as "Kyocera") and Peerless Systems Corporation, with offices at 2381 Rosecrans Avenue, El Segundo, California, 90245, USA (hereinafter referred to as "Peerless").

The terms and conditions of this Agreement and those contained in one or more Software License Addenda hereto ("Addenda"), which are incorporated herein in their entirety by reference, shall constitute the licensing agreement for the Licensed Product(s) (as hereinafter defined) specified in the Addenda hereto.

This Agreement and the Addenda hereto constitute the exclusive statement of the agreement between Peerless and Kyocera concerning the subject matter hereof. All other prior agreements, arrangements or understandings, oral or written, relating to Licensed Software specified in the Addenda hereto are merged into and are superseded by the terms of this Agreement. Without limiting the foregoing, the pre-printed portions of a purchase order or any other document submitted by Kyocera in connection with an order for the Licensed Product(s) shall not add to or vary the terms of this Agreement.

THE TERMS AND CONDITIONS ON THE FOLLOWING PAGES ARE PART OF THIS AGREEMENT. BOTH PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY THE TERMS AND CONDITIONS CONTAINED HEREIN.


KYOCERA CORPORATION.                   PEERLESS SYSTEMS CORPORATION

By: /s/ Koji Seki                      By: /s/ Hoshi Printer
    -------------------------------        -------------------------------------
(Authorized Signature)
Name  Koji Seki                        Name:  Hoshi Printer
Title  Managing Director               Title Vice President; Chief Financial;
                                             Officer

Date  June 18, 1997                    Date: June 4, 1997

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1.0    Definitions

1.1 Authorized Kyocera Device. "Authorized Kyocera Device" means any device meeting the requirements described in each Addendum hereto, provided that such device is both (i) designed and manufactured by Kyocera or designed by Kyocera and manufactured by a third party for Kyocera's account pursuant to such design and (ii) sold, distributed or otherwise marketed to End Users under Kyocera's name and trademark or the name and trademark of any customer of Kyocera other than the name or trademark of a Manufacturing Licensee or affiliate or related party of a Manufacturing Licensee.

1.2 Current Release. "Current Release" means, with respect to any Licensed Software, the version thereof specified in each Addendum hereto.

1.3 Confidential Information. "Confidential Information" means any (i) written material that either party labels, stamps or otherwise designates as confidential, (ii) oral communication that either party designates as confidential at the time that it is made and for which the disclosing party provides written notice to the receiving party within thirty (30) days thereafter stating that such information is confidential, (iii) terms of this Agreement, and (iv) copies of any of the foregoing. Notwithstanding anything to the contrary contained in this Agreement, "Confidential Information" shall not include information that the receiving party can document was (i) in the public domain at the time of disclosure, or which enters the public domain other than as a result of the fault or negligence of Kyocera, (ii) already known to the receiving party at the time of first disclosure hereunder without obligation of confidentiality, (iii) rightfully obtained by the receiving party from a third party without obligations of confidentiality, or (iv) lawfully developed by the receiving party independently and without direct or indirect reference to or use of any Confidential Information disclosed to it hereunder.

1.4 End User. "End User" means a person or entity that acquires a Machine Executable Copy of the Licensed Software in any form or media for its own use and not for subsequent sale, license or other transfer.

1.5 License. "License" means the rights granted to Kyocera by Peerless pursuant to Sections 2 and 3 hereof.

1.6 Kyocera Facility. "Kyocera Facility" means the facility set forth in an Addendum to this Agreement which is deemed to be the authorized Kyocera Facility as of the date thereof.

1.7 Licensed Software. "Licensed Software" means any of the computer programs and other Peerless provided technology identified in each Addendum hereto.

1.8 Machine Executable Copy. "Machine Executable Copy" means an object code (machine executable) copy of any Current Release or Update Release licensed to Kyocera hereunder.

1.9 Manufacturing Licensee. "Manufacturing Licensee" means a third party that manufactures Machine Executable Copies or Authorized Kyocera Devices under license from Kyocera.

1.10 Peerless Material. "Peerless Material" means any Machine Executable Copies, any material provided by Peerless to Kyocera, and any part or copy of any of the foregoing in any form or media.

1.11 Source Materials. "Source Materials" means any source code and any related documentation or materials for the Licensed Software.

1.12 Update Release. From time to time Peerless may (but shall not be obligated to) release new versions of the Licensed Software containing error corrections, enhancements and/or new features.

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Such new versions, if any, will be identified by changes to the version number of the Current Release. An "Update Release" means a version of any Licensed Software that is commercially released by Peerless for general distribution after the date hereof and that is designated by Peerless in its sole discretion by a version number (x.x.x) that differs from the version number of the Current Release only in the digit(s) to the right of the right-most decimal point (x.x.x). Update Releases generally shall include only error corrections and shall not include substantial or material enhancements (major enhancements) or new features for which Peerless would normally change additional fees. All decisions regarding the creation and the timing of Update Releases shall be in Peerless' sole discretion.

2.      License

2.1 Source Materials. Except to the extent provided in any Licensed Software Addendum incorporated into and made a part hereof, Kyocera shall not be provided with, and shall have no rights hereunder, to have access to use or copy, any Source Materials.

2.2     Object Code.

2.2.1 Peerless hereby grants Kyocera the worldwide, non-exclusive right to reproduce Machine Executable Copies and distribute such copies only as provided in Section 2.2.2 or as stored: (i) on a silicon chip(s) incorporated into an Authorized Kyocera Device, (ii) on magnetic or optical media licensed to End Users as part of a package including an Authorized Kyocera Device on or with which such copy operates, or (iii) on magnetic or optical media licensed to End Users in a form not suitable for use on or with any product other than an Authorized Kyocera Device.

2.2.2 Kyocera may provide Machine Executable Copies to any Manufacturing Licensee, provided that each Manufacturing Licensee executes a written agreement (a "Manufacturing License") providing that the Manufacturing Licensee may reproduce Machine Executable Copies only for delivery to Kyocera or for license to customers or distributors of Kyocera on Kyocera's behalf, subject to all of the restrictions set forth in Sections 2.2.1(i), (ii) or (iii).

2.2.3 Any license to an End User of a Machine Executable Copy on magnetic or optical media shall be made under either a written license agreement executed by such End User or a document without signature spaces that conspicuously is designated as a "License Agreement" and that states that the End User will be bound thereby if he opens the package or uses the software (collectively, an "End User License"). Kyocera shall not do or permit any decompilation, disassembly, or other reverse engineering of the License Software, and in addition, each End User License and each Manufacturing License shall stipulate that the Kyocera shall not do or permit any copying or decompilation, disassembly or other reverse engineering of any Machine Executable Copy (subject to any rights granted to a Manufacturing Licensee rights to reproduce Machine Executable Copies pursuant to Section 2.2.2).

2.3 Limitation. Kyocera shall not copy, distribute or modify, or authorize or allow any third party to copy, distribute or modify, any Peerless Material in any manner other than as expressly provided in this Agreement or in any Addendum attached hereto. Kyocera may store and use the Peerless Materials solely at the Kyocera Facility specified in each Addendum hereto.

2.4 Development Product. Peerless hereby grants Kyocera the worldwide, non-exclusive right to reproduce, distribute, market, sell and sublicense the Licensed Software, as those terms are defined in the Addendum to this Agreement.

3.      Deliverables

3.1 Source Code. For any Licensed Software for which Kyocera shall receive Source Materials pursuant to a Software License Addendum hereto, Peerless shall transmit the deliverables specified in that Addendum.

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3.2     Object Code. Upon execution of an Software License Addendum to this
Agreement, Peerless shall transmit to the Kyocera Facility address indicated on that specific Addendum hereto, the deliverables specified in that Addendum which shall be composed of: (i) one (1) Machine Executable Copy and related standard documentation for each Current Release, and (ii), subject to the limitations of
Section 8, one (1) Machine Executable Copy of any Update Release as of the date that Peerless determines in its sole discretion to commence general distribution of such Update Release.

4. Training. To the extent indicated in each Addendum hereto, Peerless shall, upon Kyocera' request, make training relating to the Licensed Software available at a mutually agreed time at a Peerless facility. Except as may be otherwise agreed by the parties in writing, Kyocera shall pay for any training in addition to that provided for in each Addendum, at Peerless' then standard rates for time, materials and related charges.

5.      Payment

5.1 Generally. Kyocera shall pay Peerless in accordance with the rates, terms and conditions set forth in each Addendum hereto. Kyocera shall hold in confidence and not disclose-such rates, terms and conditions.

5.2 Late Payment. Without limiting any of Peerless' other rights or remedies hereunder or at law or in equity, if Kyocera shall at any time fail to pay when due any amount owing hereunder (a "Payment Default"), such default shall be considered a material breach and subject to the provisions of Section 10 herein.

5.3 Taxes. In the event that Kyocera is required to withhold taxes imposed upon Peerless for any payment under this Agreement by virtue of the statutes, laws, codes, or government regulations of a country in which the Licensed Software are sold, then such payments will be made by Kyocera and deducted from Kyocera's payment obligations under this Agreement; provided, however, that Kyocera will obtain and furnish Peerless with official tax receipts or other evidence of payment issued by the respective tax authority sufficient for Peerless to establish payment of such taxes in support of a claim for a credit against Peerless' U.S. tax liability.

6.      Term and Termination

6.1 Generally. The term of the License shall commence upon the date hereof and shall continue for four (4) years thereafter. This Agreement shall automatically be renewed every one (1) years thereafter, unless one party notifies the other party in writing of its intent to terminate this Agreement at least three (3) months prior to the scheduled expiration of this Agreement. Notwithstanding the foregoing, this Agreement may be terminated prior to the scheduled expiration date under the provisions of Section 10 (Default). Nothing contained herein shall be deemed to extend the term of any warranty provided hereunder.

6.2 Duties Upon Termination. Upon termination or expiration of the term of the License ("Termination"), all of Kyocera's rights under the License shall terminate. Within thirty (30) business days after Termination, Kyocera shall, except to the extent provided in Section 6.3, (i) return to Peerless or destroy all Peerless Material in the possession of Kyocera or any Manufacturing Licensee, other than Machine Executable Copies, previously shipped to Kyocera's customers in accordance with Section 2.2 for which Kyocera has or shall timely pay all amounts due hereunder, and (ii) provide to Peerless a statement executed by an officer of Kyocera certifying that Kyocera has complied in all respects with the provisions of clause (i) of this sentence.

6.3 Rights After Termination. After Termination, Kyocera may retain and distribute, solely in accordance with the provisions of Section 2.2, Machine Executable Copies incorporated in or packaged

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for use with or on Authorized Kyocera Devices already manufactured and in
Kyocera's work-in-process and finished goods inventory if Kyocera i) timely performs its obligations under Section 6.2, and (ii) within thirty (30) business days after Termination, Kyocera pays in advance the applicable Per Unit License Fee for each such Machine Executable Copy at the then current rate in effect hereunder.

7.      Indemnification

7.1 Indemnification of Kyocera. Peerless shall indemnify Kyocera and hold it harmless from any liabilities to any third parties, as finally awarded by a court of competent jurisdiction, arising out of, and any costs and expenses of defending or settling, any claim that any Current Release, Update Release or any part thereof infringes any U.S., or territories designated in Exhibit A herein, copyright, patent or trade secret existing or issued as of the date of this Agreement. Kyocera shall notify Peerless in writing of any such claim promptly after Kyocera first learns thereof, shall tender sole control of the defense and settlement of such claim to Peerless, and shall provide Peerless with such reasonable assistance and cooperation as Peerless may reasonably request from time to time in connection with such defense. In the event of any such claim, Peerless may replace at its expense any allegedly infringing Peerless Material with non-infringing software or other material of equivalent functionality, and Kyocera shall thereupon cease all use or distribution of such Peerless Material and return all copies thereof to Peerless. None of Peerless' obligations under this Section 7 shall apply in connection with any claim of infringement if Kyocera has modified any Peerless Material or combined any such material with or into any other programs, data, device, component or applications or breached this Agreement and such infringement would not have occurred without such modification, combination or breach. Under no circumstances will Peerless have an obligation to indemnify Kyocera from any claims relating to any technology provided by third parties for which Kyocera enters into a separate agreement with such third party for such technology; Kyocera's sole indemnity rights, if any, relating to such third party technology will be governed under its separate agreement with the third party.

7.2 Indemnification of Peerless. Kyocera shall indemnify Peerless and hold it harmless from any liabilities to any third parties, as finally awarded by a court of competent jurisdiction, arising out of, and any costs and expenses of defending or settling, any claims that any Licensed Product infringes any U.S., or territories designated in Exhibit A herein, copyright, patent or trade secret existing or issued as of the date of this Agreement, in the event that infringement action or claim is based: (i) on the use of the Licensed Software in a manner other than as specified under this Agreement; (ii) on the use of any of the Licensed Software in combination with other products, equipment, devices or software if the infringement action or claim would have been avoided in the absence of such combination; or, (iii) on the alteration or modification of the Licensed Software if the infringement action or claim would have been avoided in the absence of such alteration or modification. Peerless shall notify Kyocera in writing of any such claim promptly after Peerless first learns thereof, shall tender sole control of the defense and settlement of such claim to Kyocera, and shall provide Kyocera with such reasonable assistance and cooperation as Kyocera may reasonably request from time to time in connection with such defense.

8.      Warranties

8.1 Scope. The scope and duration of the warranties for each Current Release and Update Release are specified in each Addendum hereto.

8.2 Remedies. If Kyocera reports in writing any condition that it believes to constitute a breach of any warranty provided pursuant to Section 8.1 and Peerless is able to replicate such condition and determines that such condition constitutes such a breach, Peerless shall use commercially reasonable efforts to correct, or at its option to provide a Work Around (as hereinafter defined) for such condition (i) promptly upon notice thereof, to the extent that such condition causes system crashes, and (ii) in or with a subsequent Update Release, to the extent that such condition does not cause system crashes. With respect to any condition constituting a breach of the warranties provided in
Section 8.1, "Work Around" means

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any system, method or procedure that allows use of any Current Release or applicable Update Release without loss of documented functionality. Kyocera shall cooperate with and promptly provide all assistance or Kyocera materials or equipment reasonably requested by Peerless in connection with Peerless' efforts in detecting, analyzing and/or correcting any such condition. The foregoing states the entire liability of Peerless and the sole and exclusive remedies of Kyocera for any breach of any warranty provided by Peerless pursuant to Section
8.1 hereof or a specific addendum hereto.

8.3 Limitations. In no event shall the existence of any condition be deemed to give rise to any breach of the warranties provided in Section 8.1 hereof if such condition was caused in whole or part by (i) any hardware, equipment or non-Peerless software, including without limitation any defect therein or failure to operate in accordance with manufacturer's, distributor's or publisher's specifications therefor, (ii) any modification or enhancement to any Peerless Material made by any person or entity other than Peerless, (iii) any negligent or incorrect use of any Peerless Material, (iv) any use of any Peerless Material other than as permitted hereunder or as recommended in the most current Peerless instructions or documentation provided to Kyocera, or (v) any other negligence by Kyocera or any third party.

8.4 Disclaimers. EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 8.1, PEERLESS DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE AND AGAINST INFRINGEMENT. Without limiting the foregoing, Peerless does not warrant that any of the software that it provides will be error free or operate without interruption. Peerless does not make, and hereby expressly disclaims, any representation or warranty to any End User or other third party. Kyocera shall not have the right to make or pass through, and shall take all measures necessary to insure that neither it nor any of its agents or employees attempt to make or pass through, any such representation or warranty on behalf of Peerless.

9.      Proprietary Rights and Confidentiality

9.1 Ownership. As between Peerless and Kyocera, Peerless shall own all title and proprietary interest to the intellectual property rights, including without limitation copyrights, patents and trade secret rights, in any Peerless Materials, derivatives thereof, and any part or copy thereof in any form or media.

9.2 Proprietary Rights Notices. Kyocera agrees to reproduce and affix to all copies of any Peerless Materials such proprietary and copyright notices as Peerless shall specify from time to time in writing. Unless otherwise specified by Peerless, the following notice shall be affixed by Kyocera or an appropriate Manufacturing Licensee to any media incorporating (including EPROM's, ROMs, etc.) of any Peerless Material or which identifies any Peerless Material:

                 TRADEMARK OF PEERLESS SYSTEMS CORPORATION. or,
              REGISTERED TRADEMARK OF PEERLESS SYSTEMS CORPORATION

Such notice is not required on microchips or semiconductor chips containing the Licensed Software. Kyocera shall not remove or obscure any Peerless copyright, trademark or confidentiality notices or marks.

9.3 Kyocera's Obligations to Observe Confidentiality. Notwithstanding any other provision hereof, Kyocera shall (i) observe complete confidentiality with regard to the Confidential Information and shall protect it using at least the same degree of care it uses to protect its own proprietary and confidential information and materials of like importance, but in no event less care than a reasonably prudent business person would take in a like or similar situation;
(ii) not disclose or permit any third person or entity access to the Confidential Information without Peerless' prior written permission (except that such disclosure or access shall be permitted solely to employees of Kyocera to the extent required to allow Kyocera to

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utilize the Confidential Information as permitted hereunder); and (iii) ensure that Kyocera's employees who receive access to any Confidential Information are advised of the confidential and proprietary nature thereof and of their obligation to maintain its secrecy.

9.4 Independent Development. Nothing in this Agreement shall preclude Kyocera from independently developing, acquiring or marketing materials which are not derivative of the Licensed Software, but which contain ideas and concepts similar to those in the Licensed Software.

9.5 Survival. Kyocera' obligations and Peerless' rights under this Section 9 shall survive any expiration or termination of the License or of this Agreement for any reason whatsoever (including without limitation Peerless' material breach hereof).

10.     Default

10.1 Defined. For purposes hereof, a Default shall be deemed to occur upon the occurrence of any of the following events: (a) Kyocera's failure to pay any amounts due hereunder within thirty (30) days from the date that such amounts are due or overdue; (b) Kyocera's breach of any of its obligations under Section 9; or (c) either party's breach of any other of its obligations hereunder, which breach continues uncured for a period of thirty (30) days after receipt of written notice thereof from the non-breaching party.

10.2 Remedies. Upon any Default, the non-breaching party shall have the right, without limiting any of its other rights or remedies hereunder or at law or in equity, to declare by written notice to the breaching party that all unpaid amounts owing hereunder immediately due and payable, to recover the same, to terminate the term of the License pursuant to Section 6.1, and to suspend performance of any of its obligations hereunder.

11.     Limitations of Liability and Exclusion of Damages

IN NO EVENT SHALL PEERLESS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF USE, LOST PROFITS OR LOSS OF DATA OR INFORMATION OF ANY KIND, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER OR NOT PEERLESS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE. In no event shall Peerless' liability to Kyocera arising out of or in connection with this Agreement, whether in contract, tort or otherwise, exceed either the amounts actually paid by Kyocera to Peerless during the one (1) year period immediately preceding the time that the cause of action giving rise to such liability first occurs, or two million dollars (U.S. $2,000,000.00), whichever is the lesser. No action, regardless of form, arising out of the transactions under this Agreement may be brought by either party hereto more than one (1) year after the cause of action has occurred, except that an action for nonpayment, breach of the provisions of section 9 hereof or misappropriation or infringement of any of Peerless' proprietary rights may be brought at any time within any applicable statute of limitations.

12.     Audit Rights

12.1 Reporting. Within sixty (60) days after the end of each calendar quarter, Kyocera shall deliver to Peerless a written accounting certified by an authorized representative of Kyocera and setting forth the total quantity of each Licensed Product sold (in whatever form or media) and the amounts due or creditable to Peerless as a result thereto. Kyocera shall also provide Peerless, on a quarterly basis, with product sales forecasts that will project Kyocera's future sales on a twelve (12) month forward rolling forecast. Such reports shall be provided to Peerless no later than ten (10) business days after the end of the preceding quarter.

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12.2    Kyocera Books of Account. Kyocera shall keep in its principal place of business complete and accurate books of account relating to the creation and shipment of any Machine Executable Copies. In order to assist in verification of the accounting information delivered to Peerless, such books of account shall, without limitation, include with respect to each Licensed Product (i) any applicable Kyocera invoice number, and units sold, to such Licensed Product, and
(ii) all other information reasonably necessary to determine the amounts owing to Peerless hereunder.

12.3 Financial Audit. Upon reasonable advance written notice to Kyocera, but not less than in twenty (20) days, Peerless may once annually audit the books and records of Kyocera to determine the sufficiency of Kyocera's payments hereunder. Any such audit shall take place during normal business hours at Kyocera's location and shall be conducted in a manner that does not unreasonably disrupt the business operations of Kyocera and shall be conducted by a mutually acceptable Certified Public Accountant as certified by the State of California, who shall hold in confidence and not disclose any of Kyocera's confidential information acquired by it in any audit conducted pursuant to this Section 12.3. Peerless shall bear the expense of any such audit.

13. Assignment. Kyocera may not assign this Agreement or any rights herein, including without limitation rights or duties of performance, without Peerless' prior written consent, which consent shall not be unreasonable withheld. Such prohibition on assignment shall also apply to any merger of Kyocera with or into another entity, or any transaction(s) pursuant to which any entity or person (including any of their respective subsidiaries and affiliates) first acquires after the date of this Agreement, directly or indirectly, an aggregate amount of fifty percent (50%) or more voting control or fifty percent (50%) or more of the equity securities ("Control") of Kyocera (or of any entity directly or indirectly having Control of Kyocera) or by contract or otherwise obtains the right to appoint at least fifty percent (50%) of the Board of Directors of Kyocera (or any entity directly or indirectly having Control of Kyocera), except that Peerless may not withhold its consent to an assignment arising from any transaction(s) described in this sentence unless (i) the assignee or entity acquiring Control of Kyocera is a competitor of Peerless or (ii) Peerless determines that the assignment or change of Control might jeopardize Peerless' ability to protect its proprietary rights in the Licensed Software. For purposes of this Section 13, the term "affiliates" shall be defined as provided in the Securities Act of 1933 and the rules and regulations promulgated thereunder.

14. Equitable Relief. Because of the unique and proprietary nature of the Peerless Material, it is understood and agreed that Peerless' remedies at law for a breach by Kyocera of its obligations under Section 6.2 or Section 9 will be inadequate and that Peerless shall, in the event of any such breach, be entitled to equitable relief (including without limitation injunctive relief and specific performance) without a requirement to post a bond, in addition to all other remedies provided under this Agreement or available to Peerless at law or otherwise.

15.     Announcements

15.1 Marketing Materials. Kyocera's obligations to disclose in its advertisements, press releases, and sales or technical documentation ("Marketing Literature"), beyond the actions detailed in this Section 15, regarding its use of Licensed Software are set forth in each Addendum.

15.2 Press Releases and Promotions. Upon execution of this Agreement, Peerless may disclose in any Peerless advertisement or other promotional material that Kyocera is a Peerless customer. Further, once Kyocera has issued a public statement announcing an Authorized Kyocera Device incorporating any of the Licensed Software hereunder, Peerless may also disclose in any Peerless advertisement or other promotional material naming Kyocera and the technology licensed to Kyocera for that Authorized Kyocera Device, provided that Peerless shall not disclose in such press release any other details about Kyocera' products without Kyocera's prior written approval.

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15.3    Limited Right of Use. Peerless grants Kyocera a non-exclusive, limited right to use its trademarks, trade names, and other marketing names solely for the purpose of accomplishing the purposes of this Section 15. Kyocera grants Peerless a non-exclusive, limited right to use its trademarks, trade names, and other marketing names solely for the purpose of accomplishing the purposes of this Section 15.

15.4 Compelled Disclosures. If either party is requested or required (by disclosure requirements of any rule, regulation or form of any governmental agency or by interrogatories, requests for information or documents by any governmental or regulatory authority in legal proceedings, subpoenas, civil investigative demands or other similar processes) to disclose any of the Confidential Information, the requested party shall provide the other party with prompt written notice of any such request or requirement so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of the Section 15.4. If, in the absence of a protective order or other remedy of a receipt of a waiver by the other party, the requested party is nonetheless legally compelled to disclose Confidential Information, the requested party may make such compelled disclosure without liability hereunder, provided that the requested party exercises its best reasonable efforts to preserve the confidentiality of the Confidential Information, including cooperating with the other party to obtain an appropriate protective order or other assurances that confidential treatment will be accorded the Confidential Information by the compelling authority.

16. Export Controls. Kyocera shall comply with any and all United States export regulations, rules or orders now in effect or that may be promulgated from time to time that govern or relate to any export of any Peerless Materials, including without limitation any Authorized Kyocera Device incorporating any Peerless Material.

17. Government Data Rights. The Licensed Software are provided to Kyocera with RESTRICTED RIGHTS with respect to distribution or licensing to the United States of America, its agencies and/or instrumentalities (the "Government"). Use, duplication or disclosure by the Government is subject to restriction as set forth in subparagraphs (a) through (d) of the Commercial Computer Software Restricted Rights clause at FAR 52.22719, and subparagraph (c)(1)(ii) of the Technical Data and Computer Software clause at DFAR 252.227-7013, or as set forth in the particular department or agency regulations or rules which provide Peerless protection equivalent to or greater than the above cited clause. Under no circumstances shall Peerless be obligated to comply with any Governmental requirements regarding the submission of or the request for exemption from submission of cost or pricing data or cost accounting requirements.

18.     Miscellaneous

18.1 Notices. All notices or other communications required hereunder shall be in writing and delivered personally or sent by certified mail, return receipt requested, by facsimile machine, or by a reputable courier service to the parties at the addresses set forth below, or at such other addresses as shall be designated in writing from time to time by either party to the other in accordance with this Section 18.1.

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All notices to Kyocera shall be sent to:

Kyocera Corp.
Yogha Office
2-14-9 Tamagawadai, Setagaya-ku
Tokyo 158, Japan
Attn:  Manager Engineering Depts.
       Printer Division

All notices to Peerless shall be sent to:

Peerless Systems Corp.
2381 Rosecrans Avenue
El Segundo, CA 90245
Attention:  Director of Business Development

Such notice shall be effective on the seventh (7) business day following deposit thereof in the mail or with any courier, provided that it shall be effective on the next business day following any such deposit for next-day delivery, and shall be effective upon receipt if delivered personally or via facsimile.

18.2 Agreement. This Agreement, the Addenda attached hereto and, if executed, the Master Technology Maintenance Agreement and the Addenda thereto, and, the Master Development Agreement and the Addenda thereto, constitute the entire understanding and agreement between Peerless and Kyocera with respect to the transactions contemplated herein and supersede any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof all of which are merged herein. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by authorized representatives of both Peerless and Kyocera. Except as specifically provided herein, no remedy available to either party hereunder or relating hereto shall be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No waiver of any provision of this Agreement or any rights or obligations of either party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

18.3 Force Majeure. Neither party shall be responsible for delays or failures in performance hereunder to the extent that such party was hindered in its performance by any act of God, civil commotion, labor dispute, or any other occurrence beyond its reasonable control.

18.4 Law and Forum. This Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to its conflicts of laws principles. Any action or proceeding brought by Kyocera or Peerless against the other arising out of or related to this Agreement shall be brought in a federal court of competent jurisdiction located in the County of Los Angeles, State of California, and Kyocera hereby submits to the in personam jurisdiction of such courts for purposes of any such action or proceeding.

18.5 No Joint Venture. Nothing contained herein shall be deemed to create a joint venture or partnership or agency relationship between Peerless and Kyocera. Neither party shall have the right or authority to, and each party shall not, assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other party or bind the other party in any manner. Nothing set

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forth herein shall be deemed to confer upon any person or entity other than the parties hereto a right of action either under this Agreement or in any manner whatsoever.

18.6 Severability. If any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. Without limiting the foregoing, it is expressly understood and agreed that each and every provision of this Agreement which provides for a limitation of liability, disclaimer of warranties, indemnification of a party or exclusion of damages or other remedies is intended by the parties to be severable and independent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that if any remedy hereunder is determined to have failed of its essential purpose, all limitations of liability and exclusions of damages or other remedies set forth herein shall remain in effect.

18.7 Attorneys' Fees. The prevailing party in any action or proceeding between Peerless and Kyocera arising out of or related to this Agreement shall be entitled to recover from the other party all of its costs and expenses including, without limitation, its reasonable attorneys' fees incurred in connection with such action, including any appeal of such action.

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                                    Exhibit A

         Intellectual Indemnification Territories Outside of the U.S.A.

Albania             Estonia            Luxembourg          Singapore
Andorra             Finland            Macedonia           Slovak Republic
Argentina           France             Malaysia            Slovenia
Australia           Germany            Malta               South Africa
Austria             Greece             Mexico              South Korea
Belgium             Guatemala          Monaco              Spain
Bolivia             Guyana             Montenegro          Sweden
Bosnia              Honduras           Netherlands         Switzerland
Brazil              Hong Kong          New Zealand         Taiwan
Bulgaria            Hungary            Norway              Thailand
Canada              Iceland            Panama              Turkey
Chile               India              Paraguay            United Kingdom
China               Indonesia          Peru                Uruguay
Columbia            Ireland            Philippines         The Vatican
Costa Rica          Israel             Poland              Venezuela
Croatia             Italy              Portugal            Vietnam
Czech Republic      Japan              Romania             The Countries of the CIS
Denmark             Latvia             Saudi Arabia
Ecuador             Liechtenstein      San Marino
El Salvador         Lithuania          Serbia

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